Exhibit 1.1
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
OFFERING OF A MAXIMUM OF
$400,000,000
ON AN AGGREGATE BASIS, OF
SERIES A1 PREFERRED STOCK
FORM OF FIFTH AMENDED AND RESTATED
DEALER MANAGER AGREEMENT
This FIFTH AMENDED AND RESTATED DEALER MANAGER AGREEMENT (this “Agreement”) is entered into as of June 20, 2024, by and among Creative Media & Community Trust Corporation, a Maryland corporation (the “Company”), CIM Service Provider, LLC, a Delaware limited liability company (the “Manager”), and CCO Capital, LLC, a Delaware limited liability company (the “Dealer Manager”), in connection with the public offering (the “Offering”) by the Company of a maximum of $400,000,000, on an aggregate basis, of shares of Series A1 Preferred Stock, par value $0.001 per share, of the Company (“Series A1 Preferred Stock”). Shares of Series A1 Preferred Stock are referred to as “Preferred Shares”. Each of the Company, the Manager, and the Dealer Manager is from time to time referred to as a “Party” and, collectively, the “Parties”.
WHEREAS, on June 16, 2022, the Company commenced an offering of shares of the Series A1 Preferred Stock under the shelf registration statement on Form S-3 (Reg. No. 333-233255), declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on November 27, 2019 (the “Prior Shelf Registration Statement”);
WHEREAS, on November 22, 2022, the shelf registration statement on Form S-3 (Reg. No. 333- 268032) was declared effective by the Commission on (the “Shelf Registration Statement”), which Shelf Registration Statement replaced the Prior Shelf Registration Statement and registered an aggregate of up to $1,000,000,000 of newly issued (a) senior and subordinated debt securities of the Company, (b) Common Stock, (c) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (d) warrants to purchase debt securities, Common Stock, Preferred Stock or other securities or properties of the Company, (e) rights to purchase Common Stock, Preferred Stock or other securities of the Company and (f) units comprised of two or more of the foregoing securities (collectively, “Securities”);
WHEREAS, the Company, the Manager and the Dealer Manager entered into the Fourth Amended and Restated Dealer Manager Agreement (the “A&R Agreement”) on November 23, 2022 in order to continue with the Offering under the Shelf Registration Statement;
WHEREAS, as of the filing of its Annual Report on Form 10-K for fiscal year ended December 31, 2023, the Company was no longer eligible to continue the Offering under the Shelf Registration Statement;
WHEREAS, in order to continue with the Offering, the Company filed a registration statement on Form S-11 (Reg. No. 333-278628) with the Commission on April 11, 2024 (the “2024 Registration Statement”);

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WHEREAS, on June 7, 2024, the 2024 Registration Statement was declared effective by the Commission; and
WHEREAS, the Company, the Manager and the Dealer Manager desire that the Dealer Manager continue to serve as the exclusive dealer manager of the Company with respect to the Offering under the 2024 Registration Statement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and restate the A&R Agreement as follows:
1.Appointment. Upon the terms and subject to the conditions contained in this Agreement, the Company and the Dealer Manager hereby confirm the appointment of the Dealer Manager as the exclusive dealer manager for the Offering. Representations and Warranties of the Company. The Company hereby represents and warrants to the Dealer Manager, as of the date of this Agreement and on each Effective Date (as defined below), as follows:
(a)Registration Statement and Prospectus. The Company has filed with the Commission the 2024 Registration Statement containing a prospectus for the registration of the Preferred Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”). Except where the context otherwise requires, the term “Registration Statement” shall refer to the most recently declared effective of (i) the 2024 Registration Statement, (ii) any subsequent registration statement in respect of the Offering filed with the Commission pursuant to Rule 415(a)(6) under the Securities Act, from and after the declaration of the effectiveness of such subsequent registration statement, and (iii) any post-effective amendment to the 2024 Registration Statement or any subsequent registration statement in respect of the Offering filed with the Commission, in each case from and after the declaration of effectiveness of such post-effective amendment or subsequent registration statement, and in each case including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to the Securities Act Rules and Regulations. The term “Prospectus” shall refer to the base prospectus contained in the Registration Statement, as may be supplemented, from time to time, by one or more prospectus supplements relating to the Offering. The term “preliminary Prospectus” shall refer to a preliminary prospectus related to the Offering prior to the final determination of pricing terms included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement”, “Prospectus” and “preliminary Prospectus” shall include the documents, if any, incorporated or deemed to be incorporated by reference therein. Except where the context otherwise requires, the term “Effective Date” shall refer to the effective date of the Registration Statement.
(b)Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus (if any), at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)Compliance with the Securities Act, Etc.

(i)On (A) each applicable Effective Date of each Registration Statement, (B) the date of the preliminary Prospectus as to the preliminary Prospectus, (C) the date of each Prospectus as to the Prospectus, and (D) the date any supplement to the Prospectus is filed with the Commission as to such supplement, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable; and
(ii)The 2024 Registration Statement does not, and any future Registration Statement will not, in each case as of the applicable Effective Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;
provided, however, that the foregoing provisions of this Section 2(c) will not extend to any statements contained in, incorporated by reference in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Manager expressly for use therein.
(d)Securities Matters. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information in respect of the Offering that has not been complied with, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Preferred Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Preferred Shares.
(e)Company Status. The Company is a corporation duly incorporated and validly existing under the general laws of the State of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.
(f)Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).
The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Company’s or any of its subsidiaries’ charter, by-laws, or other organizational documents, as applicable; (ii) any indenture, mortgage, stockholders’ agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, except in the case of clause (ii) or (iii), for such conflicts, breaches or defaults that do not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company MAE (as defined below in this Section 2(f)). No consent, approval, authorization or order of any court or other governmental agency or body has been obtained by the Company or is required for the performance of this Agreement by the Company or for the consummation by the Company of any of the transactions contemplated hereby, other than (A) such as have been obtained or will have been obtained at the Effective Date under the Securities Act or the Exchange Act, or from the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Preferred Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur or (C) any such approvals the failure of which to obtain would not reasonably be expected to result in, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents, as applicable, in any material respect.
As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (A) the financial condition, business affairs, properties or results of operations of the Company and its subsidiaries considered as one enterprise, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Preferred Shares; provided, however, that clause (A) excludes any development resulting from any event, circumstance, development, change or effect (1) in general economic or business conditions, (2) in financial or securities markets generally, or (3) generally affecting the business or industry in which the Company operates.
(g)Actions or Proceedings. As of the date of this Agreement, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Preferred Shares or the consummation of any of the transactions contemplated by this Agreement, (iii) that would reasonably be expected to materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Preferred Shares, (iv) that would reasonably be expected to result in a Company MAE, or (v) seeking to affect materially and adversely the U.S. federal income tax attributes of the Preferred Shares, except as described in the Prospectus. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to in this Section 2(g) arising or occurring on or after the date of this Agreement.
(h)Sales Literature. Any supplemental sales literature or advertisement (including, without limitation, any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature, taken together with the Prospectus as then supplemented or amended, did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(i)Authorization of Preferred Shares. The Preferred Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus. The shares of Common Stock that may be issued upon redemption of the Preferred Shares have been duly authorized and, when issued as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.
(j)Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Preferred Shares have been or will be paid when due.
(k)Investment Company. The Company is not, and after giving effect to the offer and sale of the Preferred Shares will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
(l)Tax Returns. Except as described in the Registration Statement and the Prospectus, the Company has filed all federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file), except where failure to file such returns would not reasonably be expected to result in a Company MAE and has paid or provided for the payment of all such taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except for any such taxes that are currently being contested in good faith or as would not reasonably be expected to result in a Company MAE.
(m)REIT Qualifications. The Company is organized and, since the date of its inception for federal income tax purposes, has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”). The Company intends to continue to operate in a manner that would permit it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).
(n)Independent Registered Public Accounting Firm. Deloitte & Touche LLP has certified certain financial statements incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations.
The Company and its subsidiaries each maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with general or specific authorizations of the Company’s management; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with general or specific authorization of the Company’s management or directors or the Manager; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no significant changes in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(o)Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in or incorporated by reference into the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No pro forma financial statements or supporting schedules other than those included in or incorporated by reference into the Registration Statement or any applicable Prospectus are required to be included in the Registration Statement or any applicable Prospectus.
(p)Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred a Company MAE, whether or not arising in the ordinary course of business.
(q)Government Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those which the failure to possess or own would not, individually or in the aggregate, reasonably be expected to result in, a Company MAE. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Company MAE.
(r)Properties. Except as otherwise disclosed in the Prospectus and except as would not reasonably be expected to result in, individually or in the aggregate, a Company MAE, (i) all properties and assets described in the Prospectus are owned with good and marketable title by the Company or one or more of its subsidiaries, and (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein.
(s)Hazardous Materials. The Company does not have any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence in the case of clauses (i) and (ii) would reasonably be expected to result in, individually or in the aggregate, a Company MAE. In connection with the properties owned by the Company and its subsidiaries or subject to mortgage loans owned by the Company or any of its subsidiaries, the Company has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where such failure to comply would not reasonably be expected to result in a Company MAE.
(t)Authorization of the MSA. The Manager is the current manager of the Company and provides services to the Company pursuant to the Master Services Agreement, dated as of March 11, 2014 (as amended, the “MSA”), by and between the Company and the Manager. The MSA has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).
(u)Relationships with FINRA Members. Except as described in the applicable Registration Statement and Prospectus, neither the Company nor any subsidiary of the Company directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
2.Representations and Warranties of the Manager. The Manager hereby represents and warrants to the Dealer Manager, as of the date of this Agreement and on each Effective Date, as follows:
(a)Organization Status. The Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
(b)Authorization of the MSA. The MSA has been duly and validly authorized, executed and delivered by or on behalf of the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in such agreement may be limited under applicable securities laws).
(c)Actions or Proceedings. As of the date of this Agreement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened against the Manager (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Preferred Shares or the consummation of any of the transactions contemplated by this Agreement, (iii) that would reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the Preferred Shares, (iv) that would reasonably be expected to result in a Company MAE, or (v) seeking to affect adversely the U.S. federal income tax attributes of the Preferred Shares, except as described in the Prospectus.
(d)Government Permits. The Manager possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have, individually or in the aggregate, reasonably be expected to result in (i) a material adverse effect on the financial condition, business affairs, properties or results of operations of the Manager, (ii) a Company MAE or (iii) a material adverse effect on the performance of the services under the Management

Agreement by the Manager. The Manager has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, which, individually or in the aggregate, if subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in (A) a material adverse effect on the financial condition, business affairs, properties or results of operations of the Manager, (B) a Company MAE or (C) a material adverse effect on the performance of the services under the Management Agreement by the Manager.
3.Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants to the Company, as of the date of this Agreement and on each Effective Date, as follows:
(a)Organization Status. The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.
(b)Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and delivery of this Agreement by the Company and the Manager, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).
(c)Absence of Conflict or Default. The execution and delivery of this Agreement by the Dealer Manager and the performance of this Agreement by the Dealer Manager and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Dealer Manager’s articles of formation, bylaws or other organizational documents, as applicable, (ii) any indenture, mortgage, stockholders’ agreement, note, lease or other material agreement or instrument to which the Dealer Manager is a party or by which the Dealer Manager may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii), for such conflicts or defaults that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the financial condition, business affairs, properties or results of operations of the Dealer Manager.
(d)Broker-Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) a member in good standing of FINRA, and (iii) a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

(e)Disclosure. The information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.Offering and Sale of the Preferred Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company confirms the appointment of the Dealer Manager as its agent and exclusive distributor to solicit securities dealers to solicit subscriptions for the Preferred Shares in connection with the Offering at the subscription price to be paid in cash (the “Soliciting Dealers”) and to retain the Soliciting Dealers now or hereafter subject to Soliciting Dealer Agreements (as defined below). Upon the terms and subject to the conditions set forth in this Agreement, the Dealer Manager hereby confirms its acceptance of such agency and exclusive distributorship and agrees to use its reasonable best efforts during the Offering Period (as defined below) or until this Agreement is earlier terminated pursuant to Section 12 to sell or cause to be sold the Preferred Shares in such quantities and to such Persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement. As used herein, “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or agency, or other entity of any kind.
For purposes of this Agreement, “Offering Period” shall mean the period commencing on the date hereof and ending on the date on which the Company has sold and issued $400,000,000, on an aggregate basis, of Series A1 Preferred Stock in the Offering. During the period from the date hereof until the end of the Offering Period (or the earlier termination of this Agreement by the Company or the Dealer Manager pursuant to Section 12), the Company will not (and will cause its affiliates to not) engage or appoint any Person other than the Dealer Manager to solicit, or to retain any securities dealers to solicit, subscriptions for the Preferred Shares in a public offering.
The number of Preferred Shares, if any, to be reserved for sale by each Soliciting Dealer may be determined, from time to time, by the Dealer Manager upon prior approval of the Company. In the absence of such determination, the Company shall, subject to the provisions of Section 5(b), accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Preferred Shares for its own account. In soliciting purchases of Preferred Shares, the Dealer Manager will act solely as the Company’s agent and not as an underwriter or principal.
(a)Soliciting Dealers. The Preferred Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and the Soliciting Dealers; provided, however, that (i) all Soliciting Dealers are registered with the Commission, are members in good standing of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they offer and sell Preferred Shares or are exempt from broker-dealer registration with the Commission and all other applicable regulatory authorities, (ii) all Soliciting Dealers may lawfully offer and sell Preferred Shares in the jurisdiction in which they offer and sell Preferred Shares, (iii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Soliciting Dealer Agreement approved by the Company and the Dealer Manager (the “Soliciting Dealer Agreement”), and (iv) the Company shall have previously approved each Soliciting Dealer (such approval not to be unreasonably withheld or delayed).

(b)Subscription Documents. Each Person desiring to purchase Preferred Shares through the Dealer Manager, or any other Soliciting Dealer, will be required to complete and execute the subscription documents described in the Prospectus.
(c)Completed Sale. A sale of a Preferred Share shall be deemed by the Company to be completed for purposes of Section 5(d) if and only if (i) the Company has received payment of the full purchase price of each purchased Preferred Share and, in the case Direct Registration Service is used for settlement, a properly completed and executed subscription agreement from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Prospectus as determined by the Soliciting Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company or its agent has accepted such subscription, and (iii) such investor has been admitted as a stockholder of the Company. In addition, no sale of Preferred Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or dealer manager fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York, the State of Texas or the State of California are authorized or obligated by law or executive order to close.
(d)Dealer-Manager Compensation.
(i)Subject to the discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5(d), the Company will pay to the Dealer Manager selling commissions in the amount of up to seven percent (7.00%) of the selling price of each share of Series A1 Preferred Stock for which a sale is completed in the Offering; provided, however, no selling commissions will be paid in respect of certain sales of shares of Series A1 Preferred Stock to persons affiliated with the Company as described in the Prospectus. The Dealer Manager will reallow all the selling commissions, subject to federal and state securities laws, to the Soliciting Dealers who sell the relevant shares of Series A1 Preferred Stock in the Offering, as described more fully in the Soliciting Dealer Agreement.
(ii)Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5(d), as compensation for acting as the dealer manager, the Company will pay to the Dealer Manager a dealer manager fee in the amount of up to two percent (2.00%) of the selling price of each share of Series A1 Preferred Stock for which a sale is completed in the Offering as agreed between the Company and the Dealer Manager from time to time (the “Dealer Manager Fee”). The Dealer Manager may retain or re-allow all or a portion of the Dealer Manager Fee, subject to federal and state securities laws, to the Soliciting Dealer who sold the relevant Preferred Shares, as described more fully in the Soliciting Dealer Agreement.
(iii)The Dealer Manager Fee and any selling commissions payable to the Dealer Manager will be paid on the day the investor subscribing for the relevant Preferred Share is admitted as a stockholder of the Company, or as promptly thereafter as practical.
(iv)In no event shall the total aggregate compensation payable from any source to (A) the Dealer Manager and any Soliciting Dealers participating in the Offering, including, but not limited to, selling commissions and the Dealer Manager Fee, and (B) other expenses incurred by the Dealer Manager or Soliciting Dealers associated with the Offering that are paid by or reimbursed by the

Company, Manager or other Person and which are deemed components of “underwriting compensation” by FINRA exceed ten percent (10.0%) of the aggregate gross offering proceeds of the Offering.
(v)Notwithstanding anything to the contrary contained herein, if the Company pays any selling commission to the Dealer Manager for sale by a Soliciting Dealer of one or more Preferred Shares and the subscription is rescinded as to one or more of the Preferred Shares covered by such subscription, then the Company shall decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in this Section 5(d), multiplied by the number of Preferred Shares as to which the subscription is rescinded. If no payment of selling commissions or other compensation is due to the Dealer Manager after such rescission occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within a reasonable period of time not to exceed fifteen (15) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.
(vi)Reasonable Bona Fide Due Diligence Expenses. In addition to compensation payable to the Dealer Manager or any Soliciting Dealer, but subject to the next sentence, the Company or the Manager shall reimburse the Dealer Manager or any Soliciting Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Soliciting Dealer. The Company shall only reimburse the Dealer Manager or any Soliciting Dealer for any bona fide due diligence expenses to the extent such expenses have been approved in each case by the Company in advance, actually been incurred and are supported by detailed and itemized invoice(s) provided to the Company and permitted pursuant to the rules and regulations of FINRA.
5.Conditions to the Dealer Manager’s Obligations. The Dealer Manager’s obligations hereunder shall be subject to the following terms and conditions:
(a)The representations and warranties on the part of the Company contained in this Agreement shall be true and correct in all material respects and the Company shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects.
(b)The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the knowledge of the Company, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager.
(c)The Prospectus, as then supplemented or amended, shall not contain any untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
6.Covenants of the Company. The Company covenants and agrees with the Dealer Manager as follows (and, where applicable, the Dealer Manager covenants and agrees with the Company):
(a)Registration Statement. The Company will use commercially reasonable efforts to maintain the effective status of the Registration Statement. The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Preferred Shares in accordance with the provisions hereof and of the Prospectus.
(b)Commission Orders. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or to the Company’s knowledge, shall institute any proceedings for that purpose, then the Company will promptly notify the Dealer Manager and use commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to use commercially reasonable efforts to obtain the removal thereof as promptly as possible.
(c)Blue Sky Qualifications. The Company will use commercially reasonable efforts to qualify the Preferred Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or to the Company’s knowledge of the institution of any proceedings for that purpose, and will use commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to use commercially reasonable efforts to obtain the removal thereof as promptly as possible. The Dealer Manager will cause its outside counsel to furnish it and the Company with supplements to an initial Blue Sky Survey, dated as of each initial Effective Date, reflecting any changes or additions to the information disclosed in such survey.
(d)Amendments and Supplements. If, at any time when a Prospectus relating to the Preferred Shares (or any portion thereof) is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then supplemented or amended or any Approved Sales Literature as then amended or supplemented, taken together with the Prospectus as then supplemented or amended, would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Preferred Shares (or any portion thereof) to comply with the Securities Act, then the Company will reasonably promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Soliciting Dealers.
(e)Requests from Commission. The Company will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending the Registration Statement, supplementing the Prospectus or for additional information in connection with the Offering.
(f)Copies of Registration Statement. The Company will furnish the Dealer Manager with such copies of the Registration Statement and the Prospectus, and all amendments and supplements thereto, as the Dealer Manager may reasonably request in connection with the sale of the Preferred Shares.
(g)Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Company’s articles of incorporation (as the same may be amended, supplemented or otherwise modified from time to time) and by-laws for the consummation of the transactions contemplated hereby.
(h)Sales Literature. The Company will furnish to the Dealer Manager as promptly as shall be reasonably practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. The Company will be responsible for all Approved Sales Literature. The Company and the Dealer Manager agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature. Each of the Company and the Manager will not (and will cause its affiliates to not): (i) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Preferred Shares to members of the public, and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Preferred Shares to members of the public in such jurisdiction.
(i)Certificates of Compliance. The Company shall provide, from time to time upon reasonable request of the Dealer Manager, certificates of its chief executive officer and chief financial officer of compliance by the Company of the requirements of this Agreement.
(j)Use of Proceeds. The Company will apply the proceeds from the sale of the Preferred Shares as set forth in the Prospectus in all material respects.
(k)Certain Payments. Without the prior consent of the Dealer Manager, neither the Company nor the Manager will make any payment (cash or non-cash) to any associated Person or registered representative of the Dealer Manager.
7.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company as follows (and, where applicable, the Company covenants and agrees with the Dealer Manager):
(a)Compliance with Laws. With respect to the Dealer Manager’s participation and the participation by each Soliciting Dealer in the offer and sale of the Preferred Shares (including, without limitation, any resales and transfers of Preferred Shares), the Dealer Manager agrees, and each Soliciting Dealer in its Soliciting Dealer Agreement has agreed or will agree, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering and the sale of Preferred Shares, (ii) all applicable state securities or blue sky laws and regulations, from time to time in effect and (iii) the Rules of FINRA applicable to the Offering, from time to time in effect, specifically including, but not in any way limited to, FINRA Conduct Rules 2111, 2040, 2340, 5130 and 5141 therein. The Dealer Manager has not offered and will not offer the Preferred Shares for sale in any jurisdiction unless and until it has been advised that the Preferred Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Soliciting Dealer Agreement that the Soliciting Dealer shall provide, to any prospective investor copies of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale of any Preferred Shares. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Soliciting Dealers in connection with the solicitation of purchasers of the Preferred Shares. If the Dealer Manager elects to use Approved Sales Literature, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Preferred Shares and that it will direct Soliciting Dealers not to make such use unless accompanied or preceded by the Prospectus, as then amended or supplemented. The Dealer Manager will not use any Approved Sales Literature other than those provided to the Dealer Manager by the Company specifically for use in the Offering.
(b)No Additional Information. In offering the Preferred Shares for sale, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature. The Dealer Manager shall not and each Soliciting Dealer shall agree not to (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Preferred Shares to members of the public, (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Preferred Shares to members of the public in such jurisdiction or (iii) make any public oral communications relating to the Offering that have not been previously approved by the Company.
(c)Materials for Broker-Dealer Use Only. The Dealer Manager will not use, provide, make available, distribute or otherwise use any “broker-dealer use only” Approved Sales Literature with members of the public in connection with offers or sales of the Preferred Shares.
(d)Sales of Shares. The Dealer Manager shall, and each Soliciting Dealer shall agree to, solicit purchases of the Preferred Shares only in the jurisdictions in which the Dealer Manager and such Soliciting Dealer are legally qualified to so act.
(e)Subscription Agreement. The Dealer Manager has complied and will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Soliciting Dealer to the Company only on the form of Subscription Agreement in respect of the Offering most recently filed or incorporated by reference as an exhibit to the Registration Statement prior to the proposed effective date of such subscription. The Dealer Manager understands and acknowledges, and each Soliciting Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.
(f)Suitability. The Dealer Manager has and will offer Preferred Shares, and in its agreement with each Soliciting Dealer requires or will require that the Soliciting Dealer offer Preferred Shares, only to Persons in the states in which the Dealer Manager is advised in writing by its counsel that the Preferred Shares are qualified for sale or that such qualification is not required. In offering Preferred Shares, the Dealer Manager has complied and will comply and, in its agreements with the Soliciting Dealers, the Dealer Manager has required and will require that the Soliciting Dealers (i) comply, with the provisions of all applicable laws, rules and regulations relating to suitability of investors, including without limitation the FINRA Conduct Rules and (ii) in making such suitability determination, consider, based on the information provided by a given purchaser: such purchaser’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such purchaser; whether such purchaser can reasonably benefit from an investment in the Preferred Shares based on his, her or its overall investment objectives and portfolio structure and is able to bear the economic risk of the investment based on his, her or its overall financial situation; and whether such purchaser has an apparent understanding of the fundamental risks of an investment in the Preferred Shares, the risk that he, she or it may lose the entire investment, the lack of liquidity of the Preferred Shares, the restrictions on transferability of the Preferred Shares, the background and qualifications of the Company’s advisor, and the tax, including ERISA, consequences of an investment in the Preferred Shares. Notwithstanding the foregoing, the Dealer Manager shall not, and each Soliciting Dealer shall agree not to, execute any transaction with respect to the Preferred Shares in a discretionary account without prior written approval of the transaction by the customer.
(g)Suitability Records. The Dealer Manager shall, and each Soliciting Dealer shall agree to, maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Preferred Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Except to the extent that the Dealer Manager makes any direct sales to investors, the Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks referred to in Section 3(b) of the Soliciting Dealer Agreement.
(h)Soliciting Dealer Agreements. All engagements of the Soliciting Dealers are and shall be evidenced by a Soliciting Dealer Agreement.
(i)Electronic Delivery. If the Dealer Manager uses electronic delivery to distribute the Prospectus to any Person, it will comply with all applicable requirements of the Commission, the blue sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.
(j)Anti-Money Laundering Compliance. Although acting as a wholesale distributor and not itself selling securities of the Company directly to investors, the Dealer Manager represents and warrants to the Company that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the Offering. The Dealer Manager further represents and warrants that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.
(k)Cooperation. Following the Offering Period or the earlier termination of this Agreement, upon the Company’s request, the Dealer Manager will cooperate fully with the Company and any other Person that may be necessary to accomplish an orderly transfer and/or the transfer to a successor dealer manager of the operation and management of any services the Dealer Manager is providing to the Company under this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 8(k), but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager in connection therewith and approved in advance by the Company.
(l)Customer Information. The Dealer Manager will use commercially reasonable efforts to provide the Company with any and all subscriber information that the Company requests.
(m)Customer Information. The Dealer Manager shall:
(i)abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time;
(ii)refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and
(iii)determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. If any Party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that Party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each Party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
8.Expenses.
(a)Subject to Section 9(b), the Dealer Manager shall pay all its own costs and expenses incident to the performance of its obligations under this Agreement.
(b)The Company agrees to pay all costs and expenses related to:
(i)the registration fee payable to the Commission in connection with the offer and sale of the Preferred Shares;
(ii)expenses of printing the Registration Statement and the Prospectus and any amendment or supplement thereto as herein provided;
(iii)fees and expenses incurred in connection with any required filing with FINRA for the offer and sale of the Preferred Shares;

(iv)all the expenses of agents of the Company, excluding the Dealer Manager and any Soliciting Dealers, incurred in connection with the offer and sale of the Preferred Shares;
(v)expenses of qualifying the Preferred Shares for offering and sale under state blue sky and securities laws (other than the expenses in connection with the preparation and printing of the Blue Sky Survey referred to above); and
(vi)any other reasonable, documented out-of-pocket costs and expenses directly related to the offer, sale and distribution of the Preferred Shares pre-approved by the Company, subject to FINRA rules in respect of underwriter compensation.
(c)The Company shall reimburse the Dealer Manager and Soliciting Dealers for approved or deemed approved reasonable bona fide due diligence expenses in accordance with Section 5(d)(vi).
9.Indemnification.
(a)Indemnified Parties Defined. For the purposes of this Agreement, an “Indemnified Party” shall mean a Person entitled to indemnification under this Section 10, as well as such Person’s officers, directors (including, with respect to the Company, any Person named in the Registration Statement with his or her consent as becoming a director in the future), employees, members, managers, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
(b)Indemnification of the Dealer Manager and Soliciting Dealers. The Company will indemnify, defend and hold harmless the Dealer Manager and the Soliciting Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act, the Securities Act Rules and Regulations, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon or are related to (in whole or in part): (i) any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any Approved Sales Literature; or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereto to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto or (y) a violation of federal or state securities laws by the Dealer Manager. The Company will reimburse each Soliciting Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Soliciting Dealer or the Dealer Manager, and their respective Indemnified

Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(c)Dealer Manager Indemnification of the Company and the Manager. The Dealer Manager will indemnify, defend and hold harmless the Company, the Manager, each of their Indemnified Parties and each Person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon or are related to (in whole or in part): (i) any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any Approved Sales Literature; (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Dealer Manager by the Company in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; or (iv) any use of sales literature, including “broker-dealer use only” materials, by the Dealer Manager or any Soliciting Dealer that is not Approved Sales Literature or use of unauthorized oral communications relating to the Offering by the Dealer Manager or any Soliciting Dealer. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
(d)Soliciting Dealer Indemnification of the Company. By virtue of entering into the Soliciting Dealer Agreement, each Soliciting Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Parties, and each Person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, any of their respective Indemnified Parties or any Person who signs or signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.
(e)Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any

Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with counsel (including local counsel) (the “Chosen Counsel”) satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it and/or any other Indemnified Party that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the Indemnified Party at the expense of the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys in addition to the Chosen Counsel at any time for all Indemnified Parties hereunder. Upon assumption by the indemnifying party of the defense thereof, the Indemnified Party shall have the right to participate in such action or claim and to retain its own counsel but, except as set forth in clauses (i) through (iv) of the preceding sentence, the indemnifying party shall not be liable to such Indemnified Party for any legal fees and expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.
10.Contribution.
(a)If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, from the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
(b)The relative benefits received by the Company, the Dealer Manager and the Soliciting Dealer, respectively, in connection with the proceeds received in the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Soliciting Dealer Agreement (before deducting expenses) received by the Company, and the total selling commissions and Dealer Manager Fee received by the Dealer Manager and the Soliciting Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Preferred Shares sold in the Offering as set forth on such cover.
(c)The relative fault of the Company, the Dealer Manager and the Soliciting Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by the Soliciting Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)The Company, the Dealer Manager and the Soliciting Dealer (by virtue of entering into the Soliciting Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.
(e)Notwithstanding the provisions of this Section 11, the Dealer Manager and the Soliciting Dealer shall not be required to contribute any amount by which the total price at which the Preferred Shares sold in the Offering to the public by them exceeds the amount of any damages which the Dealer Manager and the Soliciting Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
(f)No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Party who was not guilty of such fraudulent misrepresentation.
(g)For the purposes of this Section 11, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each Person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company. The Soliciting Dealers’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Preferred Shares sold by each Soliciting Dealer in the Offering and not joint.
11.Termination of this Agreement.
(a)Term; Expiration. Unless sooner terminated by the Company pursuant to Section 12(b) or by the Dealer Manager pursuant to Section 12(c), this Agreement shall expire at the end of the Offering Period. The date upon which this Agreement shall have so expired or been terminated earlier shall be referred to as the “Termination Date”. For the avoidance of doubt, from and after the occurrence of the Termination Date, the Company shall have the right to commence and undertake preparations to commence a public offering of Preferred Shares.

(b)Termination by the Company. This Agreement may be terminated by the Company:
(i)At any time for convenience, upon at least thirty (30) days’ prior written notice to the Dealer Manager; or
(ii)Upon written notice of termination from the Company to the Dealer Manager if any of the following events shall occur:
(A)A Cause Event (as defined below);
(B)A court of competent jurisdiction enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property or orders the winding up or liquidation of the Dealer Manager’s affairs; or
(C)The Dealer Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Dealer Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.
As used herein, a “Cause Event” means (1) fraud, criminal conduct or willful misconduct by or on the part of the Dealer Manager, (2) a representation or warranty made by the Dealer Manager herein shall prove to be untrue in any material respect, or (3) a default in the due performance or observance by the Dealer Manager of any covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice thereof to the Dealer Manager by the Company.
(c)Termination by Dealer Manager. This Agreement may be terminated by the Dealer Manager immediately upon written notice of termination from the Dealer Manager to the Company if any of the following events occur:
(i)A Good Reason Event (as defined below);
(ii)A court of competent jurisdiction enters a decree or order for relief in respect of the Company or any of its subsidiaries in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of its property or orders the winding up or liquidation of the Company’s or any of its subsidiaries’ affairs;
(iii)The Company or any of its subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries or for any substantial part of their property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(iv)A stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and is not rescinded within 15 business days after the issuance thereof;
(v)There shall have occurred a Company MAE, whether or not in the ordinary course of business; or
(vi)A material action, suit, proceeding or investigation of the type referred to in Section 2(g) shall have occurred or arisen after the date of this Agreement.
As used herein, a “Good Reason Event” means (A) fraud, criminal conduct or willful misconduct by or on the part of the Company, (B) a representation or warranty made by the Company herein shall prove to be untrue in any material respect, or (C) a default in the due performance or observance by the Company of any covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice thereof to the Company by the Dealer Manager.
(d)Delivery of Records Upon Expiration or Early Termination. Upon the expiration or early termination of this Agreement for any reason, the Dealer Manager shall (i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Preferred Shares for the deposit of investor funds, (ii) to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased shares and all broker-dealers with whom the Dealer Manager has entered into a Soliciting Dealer Agreement, (iii) notify Soliciting Dealers of such termination, and (iv) promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is then entitled under Section 5(d) at such time as such compensation becomes payable.
12.Miscellaneous.
(a)Survival. The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: Section 8(g); Section 8(l); Section 9; Section 10; Section 11; Section 12; and Section 13. Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a Party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering, other than for completed sales of Preferred Shares pursuant to Section 5 hereof.
(b)Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service; or (iii) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 13(b); in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:
Creative Media & Community Trust Corporation
5956 Sherry Lane, Suite 700
Dallas, Texas 75225
Tel: (972) 349-3200
Fax: (972) 349-3269
Attention: David Thompson (re CMCT Dealer Manager Agreement for Series A1 Preferred)

With a copy to:

Creative Media & Community Trust Corporation
c/o CIM Service Provider, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Fax: (323) 860-4901
Attention: General Counsel ((re CMCT Dealer Manager Agreement for Series A1 Preferred)
E-mail: generalcounsel@cimgroup.com

If to the Manager:
CIM Service Provider, LLC
4700 Wilshire Boulevard
Los Angeles, California 90010
Fax: (323) 860-4901
Attention: General Counsel (re CMCT Dealer Manager Agreement for Series A1 Preferred Stock)
E-mail: generalcounsel@cimgroup.com

If to the Dealer Manager:

CCO Capital, LLC
2398 East Camelback Road, 4th Floor
Phoenix, Arizona 85016
Attention: President

Any Party may change its address specified above by giving each Party a Notice of such change in accordance with this Section 13(b). Any Notice shall be deemed given upon actual receipt (or refusal of receipt).
(c)Successors and Assigns. No Party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other Party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d)Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
(e)Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.
(f)WAIVER. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court.
(g)Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.
(h)No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Soliciting Dealers as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Dealer Manager as a broker authorized by the Company to sell and to manage the sale by others of the Preferred Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company liable for the obligations of any of the Soliciting Dealers or one another.
(i)Third Party Beneficiaries. Except for the Persons referred to in Section 10 and Section 11, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any Person not a Party, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the Persons referred to in Section 10 and Section 11, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any Party. Each of the Persons referred to in Section 10 and Section 11 shall be a third party beneficiary of this Agreement.
(j)Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
(k)Nonwaiver. The failure of any Party to insist upon or enforce strict performance by any other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.
(l)Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Soliciting Dealer regarding recordholder information about the clients of such Soliciting Dealer who have invested with the Company on an on-going basis for so long as such Soliciting Dealer has a relationship with such clients. The Dealer Manager shall require in the Soliciting Dealer Agreement that Soliciting Dealers not disclose any password for a restricted website or portion of a restricted website provided to such Soliciting Dealer in connection with the Offering and not disclose to any Person, other than an officer, director, employee or agent of such Soliciting Dealers, any material downloaded from such a restricted website or portion of a restricted website.
(m)Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.
(n)Absence of Fiduciary Relationships. The Parties acknowledge and agree that (i) the Dealer Manager’s responsibility to the Company and the Manager is solely contractual in nature, and (ii) the Dealer Manager does not owe the Company, the Manager, any of their respective affiliates or any other Person any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby.
(o)Dealer Manager Information. The Parties will expressly acknowledge and agree as to the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement.
(p)Promotion of Dealer Manager Relationship. The Company and the Dealer Manager shall not promote or advertise their relationship without the approval of the other Party in advance, provided that nothing in this Section 13(p) shall prevent or restrict the Company from making any disclosures required by securities laws, rules or regulations or applicable stock exchange rules or listing standards.
(q)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Fourth Amended and Restated Dealer Manager Agreement as of the date first set forth above.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
By:    /s/ David Thompson
    Name:    David Thompson
Title:    Chief Executive Officer

CIM SERVICE PROVIDER, LLC
By:    /s/ David Thompson
    Name:    David Thompson
Title:    Vice President and Chief Financial Officer

CCO CAPITAL, LLC
By:    /s/ Emily Vande Krol
    Name:    Emily Vande Krol
Title:    President

[Signature Page to Fifth Amended and Restated Dealer Manager Agreement]